Exhibit 10.36
June 5, 2008
Waypoint Capital Management
23 Green St. — Suite 210
Huntington, N.Y. 11743
Attention: Mr. Robert Calabretta
Re:	Management Agreement Renewals
Dear Mr. Calabretta:
We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2009 and all other provisions of the Management Agreements will remain unchanged.
•	CTA CAPITAL LLC
•	Citigroup Emerging CTA L.P.
Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Ms. Jennifer Magro at the address above or fax to 212-793-1986. If you have any questions I can be reached at 212-559-5046.
Very truly yours,
CITIGROUP MANAGED FUTURES LLC

By:	/s/ Jennifer Magro
Jennifer Magro
Chief Financial Officer & Director

WAYPOINT CAPITAL MANAGEMENT
By:	/s/ Robert E. Calabretta
	Print Name:	Robert E. Calabretta
JM/sr